UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2022

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Astronics Corporation (the “Company”) amended its existing credit facility on October 21, 2022 by entering into Amendment No. 4 and Waiver Agreement (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of February 16, 2018, with HSBC Bank USA, National Association, as Agent, and the lenders signatory thereto, as amended (the “Credit Agreement”).

The Amendment increased the maximum aggregate amount that the Company can borrow under the revolving credit line in the Credit Agreement from $170 million to $180 million as of October 21, 2022. This change brought the maximum aggregate amount available for borrowing by the Company back to the level to which it had been from September 12, 2022 to October 10, 2022. The maximum aggregate amount available for borrowing by the Company will decrease back to $170 million on November 21, 2022.

Pursuant to the Amendment, the Company’s maximum net leverage ratio must not exceed 3.75 to 1.0 commencing with the fiscal quarter ending December 31, 2022. Further, the minimum liquidity requirement is waived for October 2022. The Company is required to maintain minimum liquidity of at least $15 million as of November 21, 2022 and at least $35 million as of November 30, 2022 and the end of any month thereafter.

The Amendment included a waiver by the lenders of the enforcement of their rights against the Company arising from the Company’s failure to comply with the maximum net leverage ratio and minimum liquidity covenants, each as of September 30, 2022.

Under the terms of the Amendment, the Company will now pay interest on the unpaid principal amount of the amended facility at a rate equal to one-, three- or six-month SOFR (which shall be at least 1.00%) plus 3.5% for ABR loans and 4.50% for SOFR loans. In addition, pursuant to the Amendment, the Company will now also pay a commitment fee to the lenders in an amount equal to 0.40% on the undrawn amount available to be borrowed under the Credit Agreement. Pursuant to the Amendment, the Company paid a consent fee in an amount equal to 5 basis points of the commitment amount for each lender and will pay an additional fee in an amount equal to 5 basis points of the commitment amount for each lender upon closing of a proposed refinancing.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 4 and Waiver Agreement (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of October 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	October 24, 2022	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer